EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-31869 and 333-51818 on Form S-8 of our report dated June 26, 2007, appearing in this Annual Report on Form 11-K of General Cable Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 26, 2007